UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2007

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01:	Completion of Acquisition or Disposition of Assets.

On June 28, 2007, Cybex International, Inc. (“Cybex” or the “Company”) acquired from First Industrial Development Services, Inc. (“First Industrial”) an approximate 35 acre parcel of real estate located in Owatonna, Minnesota, including the approximate 340,000 square foot manufacturing, office and warehouse facility located thereon (the “Premises”). The acquisition was pursuant to the Industrial Building Lease (Build-To-Suit/Triple Net) dated August 22, 2006 (the “Lease”) and the related Agreement of Purchase and Sale dated August 22, 2006 (“Purchase Agreement”), each between Cybex and First Industrial.

The purchase price paid to First Industrial in connection with this acquisition was approximately $15,500,000. This purchase price was financed in part by the $13,000,000 mortgage loan from Citizens Bank of Massachusetts described in Item 2.03 below.

There are no material relationships between Cybex or its affiliates and First Industrial, other than in respect of this transaction.

Item 2.03:	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 28, 2007, a $13,000,000 mortgage loan was advanced to the Company pursuant to the loan agreement dated as of October 17, 2006 (the “Citizens Loan Agreement”) with Citizens Bank of Massachusetts (“Citizens”). The proceeds of this loan were used to finance the acquisition of an approximate 340,000 square foot, manufacturing, office and warehouse facility located in Owatonna, Minnesota (the “Premises”), described in Item 2.01 above. This mortgage loan is secured by a lien on the Premises, bears interest at a floating rate equal to LIBOR plus 1.2% per annum, and will be retired by consecutive monthly principal payments of $43,333.33 each, plus interest, with the entire outstanding principal and accrued but unpaid interest to be due and payable on July 2, 2014. Cybex has entered into a related interest rate swap agreement with Citizens which locks in an interest rate of 6.95% per annum to July 2014. The Citizens Loan Agreement requires the Company to maintain certain financial covenants, including maintaining a minimum debt service coverage and a leverage ratio.

There are no material relationships between Cybex or its affiliates and Citizens other than with respect to the Citizens Loan Agreement and related documentation.

Item 9.01:	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Industrial Building Lease, dated August 22, 2006, between the Company and First Industrial Development Services, Inc., incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (the “September 2006 10-Q”).

Exhibit 10.2	Agreement of Purchase and Sale, dated August 22, 2006, between the Company and First Industrial Development Services, Inc., incorporated by reference to Exhibit 10.2 to the September 2006 10-Q.

Exhibit 10.3	Loan Agreement, dated as of October 17, 2006, between the Company and Citizens Bank of Massachusetts, incorporated by reference to Exhibit 10.5 to the September 2006 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2007

CYBEX INTERNATIONAL, INC.
(Registrant)

By:	/s/ John Aglialoro
Name:	John Aglialoro
Title:	Chief Executive Officer